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Exhibit 23.2

INFORMATION REGARDING CONSENT OF ARTHUR ANDERSEN LLP

        Section 11 (a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

        The Company dismissed Arthur Andersen LLP ("Andersen") as its independent auditors, effective May 20, 2002. For additional information, see the Company's Current Report on Form 8-K dated, May 20, 2002. Arthur Andersen LLP informed us that it will no longer be able to issue written consents to the inclusion of its reports in our registration statements and has not consented to the inclusion of its reports on the Company's consolidated financial statements as of December 31, 2001 and for each of the three years then ended. Under these circumstances, Rule 437a under the Securities Act permits the Company to file this Registration Statement on Form S-4 without a written consent from Andersen. As a result, with respect to transactions in the Company's securities pursuant to registration statements that occur subsequent to the date this Registration Statement is filed with the Securities and Exchange Commission, Andersen will not have any liability under Section 11 (a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Andersen under Section 11 (a) of the Securities Act.

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  Exhibit 23.2
INFORMATION REGARDING CONSENT OF ARTHUR ANDERSEN LLP